Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust reports earnings for third quarter 2006
BIRMINGHAM, Ala., October 26, 2006 — Colonial Properties Trust (NYSE: CLP), a real estate investment trust that owns a portfolio of multifamily, office and retail properties, reported results for the quarter ending September 30, 2006.
Net income available to common shareholders was $14.7 million or $0.32 per fully diluted share for the quarter, compared to $41.9 million or $1.04 per fully diluted share in the same period in 2005. Prior year net income included gains recognized from the sale of two regional malls which was greater than the gain on the sale of Colonial Bank Centre in Miami, Fla. in the current year. Year-to-date earnings per fully diluted share (EPS) were $1.06 compared to $3.41 for the prior year.
Funds from operations (FFO), a widely accepted measure of REIT performance, were $44.2 million for the third quarter 2006, compared to $47.3 million in the same period a year ago. Funds from operations per fully diluted share/unit (FFOPS) were $0.79 for the third quarter of 2006 compared to $0.93 for the same period in 2005. The decrease is primarily attributable to a reduction in leverage through asset sales, a decrease in fees and lease terminations, and an increase in interest rates. This decrease is offset by growth in same-property net operating income (NOI), and an increase in income from for-sale residential and out-parcel sales. Year-to-date funds from operations were $139.7 million or $2.47 FFOPS compared to $125.6 million or $2.70 FFOPS for the same period in 2005. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“We are still on target for the year. Our core operating portfolio continues to deliver solid year-over-year results and we have reduced leverage by approximately 200 basis points since this time last year,” stated Reynolds Thompson, the company’s chief executive officer. “As we have previously stated, the for-sale residential business has not met our expectations, but we have multiple ways to create value. For example, the pending sale of Colonial Pinnacle at Tutwiler Farm is expected to generate an attractive gain in the fourth quarter of 2006. Additionally, we continue to build a meaningful development pipeline for future growth.”

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Highlights for the third quarter of 2006:
Corporate:
•	Achieved positive growth year-to-date in same-property net operating income (NOI) for each operating division: multifamily, 5.8 percent; office, 1.1 percent and retail, 6.9 percent compared to the same period in 2005;

•	Recognized $0.02 of EPS and FFOPS contribution from management and development fees;

•	Realized $0.03 of EPS and FFOPS from sale of out parcels;

•	Announced Metropolitan Midtown, an 11-acre, urban infill mixed-use community in Charlotte, North Carolina;

•	Completed $275 million unsecured debt offering; and

•	Paid quarterly dividend of $0.68 per common share/unit.
Multifamily:
•	Recognized a 4.2 percent increase in same-property NOI for the third quarter of 2006, the twelfth consecutive quarter of year-over-year same-property NOI growth for Colonial Properties’ multifamily division;

•	Reported occupancy of 96.2 percent for stabilized properties, up 30 basis points sequentially; reported occupancy on same-property portfolio of 96.3 percent, up 20 basis points sequentially;

•	Acquired four wholly-owned multifamily communities totaling 1,606 units in key Sunbelt markets of Phoenix, Ariz.; Dallas, Texas; and Atlanta, Ga.; acquired one partially-owned community in Fort Worth, Texas with 288 units; and

•	Disposed of one wholly-owned apartment community in San Antonio, Texas in October.
Office:
•	Reported a 1.1 percent decrease in NOI on a same-property basis compared to third quarter of 2005;

•	Posted occupancy on stabilized properties of 93.6 percent, up 130 basis points over the previous quarter and up 340 basis points over the same period in the prior year; reported occupancy on same-property portfolio of 96.3 percent, a 70 basis point increase sequentially and a 150 basis point increase over the third quarter 2005;

•	Sold two partially-owned office properties totaling 1.4 million square feet; and

•	Sold Colonial Bank Centre in Miami, Florida recognizing a gain of $17.4 million.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Retail:
•	Realized a 4.7 percent increase in same-property NOI for the third quarter compared to the third quarter of 2005;

•	Reported occupancy for stabilized properties of 92.3 percent, up 40 basis points from the prior quarter and up 90 basis points from the third quarter of 2005; posted occupancy for the same-property portfolio of 93.1 percent, a 50 basis point increase sequentially and a 270 basis point increase over the same period in the prior year; and

•	Announced a contract to sell Colonial Pinnacle and Colonial Promenade at Tutwiler Farm with an estimated gain between $0.30 — $0.35 of EPS and FFOPS.
For Sale:
•	Recognized $0.08 of EPS and FFOPS contribution from the sales of residential units; and
Portfolio Overview — As of September 30, 2006
Multifamily: The company owns or manages 46,125 units comprised of 110 wholly-owned properties totaling 34,247 units and 33 partially-owned properties with 9,641 units. Additionally, the company provides third-party management services for 2,237 units.
Office: Colonial Properties owns or manages 17.7 million square feet of office space. The company’s office portfolio includes 31 wholly-owned properties and 24 partially-owned properties that together total 17.4 million square feet. The company manages three additional office properties totaling 0.3 million square-feet.
Retail: The company owns or manages 12.1 million square feet of retail space. The portfolio includes 35 wholly-owned and 14 partially-owned retail properties totaling 11.8 million square feet. The company manages an additional four retail centers with 0.4 million square feet of space.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

EPS and FFO Per Share Guidance
The company’s guidance for 2006 fully diluted EPS and FFOPS is set forth and reconciled below.

	Full-Year 2006 Range
	Low	-	High
Fully Diluted EPS	$2.79	-	$2.84

Plus: Real Estate Depreciation & Amortization	3.10	-	3.10

Less: Gain on Sale of Assets	(2.11)	-	(2.09)

Fully Diluted FFOPS	$3.78	-	$3.85
“At our investor day earlier this month, we reiterated our intention to permanently shift operating capital to focus on our multifamily business wherein we expect that 75-80% of our NOI will be derived from our multifamily portfolio,” Thompson said. “Our commercial activities provide a solid foundation for creating value as well as for executing mixed-use developments in house. As we look toward 2007, we will continue to execute our strategic plan.”
For additional details of disposition and investment activities, see the company’s detailed Supplemental Financial Highlights available on the company’s website.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Conference Call and Supplemental Materials
The company will hold its quarterly conference call Thursday, October 26 at 1:00 pm Central Time. The call will include a review of the company’s third quarter performance and discussion of the company’s strategy and expectations for the future.
To participate, dial 1-877-500-9123. A replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 3924318. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Investor Relations at 800-645-3917.
Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties throughout the Sunbelt. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The company has a total market capitalization of approximately $5.6 billion. As of September 30, the company owns or manages 46,125 apartment units, 17.7 million square feet of office space and 12.1 million square feet of retail shopping space. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; our ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2006
BALANCE SHEET

	As of	As of
($ in 000s)	9/30/2006	12/31/2005
ASSETS
Real Estate Assets
Operating Properties	$3,957,804	$3,974,925
Undeveloped Land & Construction in Progress	366,357	202,052

Total Real Estate, before Depreciation	4,324,161	4,176,977

Less: Accumulated Depreciation	(462,814)	(453,365)
Real Estate Assets Held for Sale, net	202,970	367,372

Net Real Estate Assets	4,064,317	4,090,984

Cash and Equivalents	29,177	30,615
Restricted Cash	15,202	8,142
Accounts Receivable, net	21,957	28,543
Notes Receivable	56,713	36,387
Prepaid Expenses	18,499	19,549
Deferred Debt and Lease Costs	43,390	50,436
Investment in Unconsolidated Subsidiaries	115,490	123,700
Other Assets	91,396	110,902

Total Assets	$4,456,141	$4,499,258

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$257,130	$210,228
Notes and Mortgages Payable	2,226,769	2,274,620
Mortages Payable Related to Real Estate Assets Held for Sale	61,198	9,502

Total Long-Term Liabilities	2,545,097	2,494,350

Other Liabilities	154,063	138,861

Total Liabilities	2,699,160	2,633,211

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	6,749	8,094

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	—	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	104,760	133,159

Total Preferred Shares and Units, at Liquidation Value	329,760	408,159

Common Equity, including Minority Interest in Operating Partnership	1,420,472	1,449,794

Total Equity, including Minority Interest	1,756,981	1,866,047

Total Liabilities and Equity	$4,456,141	$4,499,258

SHARES & UNITS OUTSTANDING, END OF PERIOD

	As of	As of
(shares and units in 000s)	9/30/2006	12/31/2005
Basic
Shares	46,031	44,857
Operating Partnership Units (OP Units)	10,579	10,872

Total Shares & OP Units	56,610	55,729

Dilutive Common Share Equivalents	—	391

Diluted
Shares	46,031	45,248
Total Shares & OP Units	56,610	56,120

3Q06	- 1 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2006
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
($ in 000s, except per share data)	9/30/2006	9/30/2005		9/30/2006	9/30/2005
Revenue
Minimum Rent	$107,013	$107,995	-0.9%	$319,455	$277,400	15.2%
Percentage Rent	448	521	-14.0%	1,184	1,614	-26.6%
Tenant Recoveries	7,129	9,816	-27.4%	22,289	27,716	-19.6%
Construction Revenues	6,868	—		26,793	—
Other Property Related Revenue	8,386	7,886	6.3%	24,898	18,490	34.7%
Other Non-Property Related Revenue	4,724	1,410	235.0%	13,349	5,190	157.2%

Total Revenue	134,568	127,628	5.4%	407,968	330,410	23.5%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	11,540	10,831	6.5%	32,818	25,897	26.7%
Salaries and Benefits	8,679	8,149	6.5%	25,001	19,202	30.2%
Repairs and Maintenance	10,994	11,526	-4.6%	31,184	30,298	2.9%
Taxes, Licenses, and Insurance	14,872	13,597	9.4%	42,863	35,406	21.1%

Total Property Operating Expenses	46,085	44,103	4.5%	131,866	110,803	19.0%

General and Administrative	12,588	9,993	26.0%	34,869	26,962	29.3%
Construction Expenses	6,653	—		25,680	—
Depreciation	35,976	33,608	7.0%	109,030	86,447	26.1%
Amortization	4,908	20,217	-75.7%	16,347	46,030	-64.5%

Total Operating Expenses	106,210	107,921	-1.6%	317,792	270,242	17.6%

Income from Operations	28,358	19,707	43.9%	90,176	60,168	49.9%

Other Income (Expense)
Interest Expense & Debt Cost Amortization	(32,625)	(34,697)	-6.0%	(97,367)	(93,694)	3.9%
Loss on Retirement of Debt	—	—		(791)	—
Interest Income	1,931	1,681	14.9%	5,879	2,662	120.8%
Income (Loss) from Investments	(2,101)	43	-4986.0%	(4,105)	2,874	-242.8%
Gain on Hedging Activities	37	75	-50.7%	2,588	497	420.7%
Gain on Sale of Property, net of income taxes of $162 (QTR) and $1,484 (YTD) in 2006 and $2,370 (QTR) and $2,771 (YTD) in 2005	1,865	5,736	-67.5%	39,949	7,832	410.1%
Other	138	1,593	-91.3%	(1,008)	1,157	-187.1%

Total Other Income (Expense)	(30,755)	(25,569)	20.3%	(54,855)	(78,672)	-30.3%

Income (Loss) before Minority Interest & Discontinued Operations	(2,397)	(5,862)	-59.1%	35,321	(18,504)	-290.9%

Minority Interest
Minority Interest of Limited Partners	423	(2,844)	-114.9%	539	(2,828)	-119.1%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%	(5,438)	(5,438)	0.0%
Minority Interest in CRLP — Common	1,566	3,531	-55.6%	(2,272)	9,972	-122.8%

Total Minority Interest	176	(1,126)	-115.6%	(7,171)	1,706	-520.3%

Income (loss) from Continuing Operations	(2,221)	(6,988)	-68.2%	28,150	(16,798)	-267.6%

Discontinued Operations
Income from Discontinued Operations	3,258	3,585	-9.1%	9,900	20,347	-51.3%
Gain (Loss) on Disposal of Discontinued Operations, net of income taxes of $2,178 (QTR) and $6,766 (YTD) in 2006 and $0 in 2005	23,238	66,448	-65.0%	40,983	182,211	-77.5%
Minority Interest in CRLP — Common	(4,955)	(14,732)	-66.4%	(9,168)	(46,905)	-80.5%
Minority Interest of Limited Partners	7	(149)	-104.7%	(2,707)	(641)	322.3%

Income from Discontinued Operations	21,548	55,152	-60.9%	39,008	155,012	-74.8%

Net Income	19,327	48,164	-59.9%	67,158	138,214	-51.4%

Dividends to Preferred Shareholders	(4,550)	(6,232)	-27.0%	(16,354)	(16,159)	1.2%

Preferred Share Issuance Costs	(45)	—		(2,128)	—

Net Income Available to Common Shareholders	$14,732	$41,932	-64.9%	$48,676	$122,055	-60.1%

Earnings per Share — Basic
Continuing Operations	$(0.15)	$(0.33)	-54.5%	$0.21	$(0.92)	-122.8%
Discontinued Operations	$0.47	1.37	-65.7%	0.86	4.33	-80.1%

EPS — Basic	$0.32	$1.04	-69.2%	$1.07	$3.41	-68.6%

Earnings per Share — Diluted
Continuing Operations	$(0.15)	$(0.33)	-54.5%	$0.21	$(0.92)	-122.8%
Discontinued Operations	0.47	1.37	-65.7%	0.85	4.33	-80.4%

EPS — Diluted	$0.32	$1.04	-69.2%	$1.06	$3.41	-68.9%

3Q06	- 2 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Third Quarter 2006
THIRD QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

	Three Months Ended			Nine Months Ended
($ in 000s, except per share data)	9/30/2006	9/30/2005		9/30/2006	9/30/2005
Net Income Available to Common Shareholders	$14,732	$41,932	-64.9%	$48,676	$122,055	-60.1%
Minority Interest in CRLP (Operating Ptr Unitholders)	3,389	11,201	-69.7%	11,440	36,933	-69.0%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	(430)	2,880	-114.9%	2,168	2,880	-24.7%

Total	17,691	56,013	-68.4%	62,284	161,868	-61.5%

Adjustments — Consolidated Properties
Depreciation — Real Estate	35,983	37,029	-2.8%	112,343	96,914	15.9%
Amortization — Real Estate	4,754	22,152	-78.5%	16,341	50,460	-67.6%
Remove: (Gain)/Loss on Sale of Property, net of Income Tax	(25,103)	(72,183)	-65.2%	(80,932)	(190,043)	-57.4%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest (1)	5,766	2,934	96.5%	15,432	5,059	205.0%

Total Adjustments — Consolidated	21,400	(10,068)	-312.6%	63,184	(37,610)	-268.0%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	4,115	1,278	222.0%	11,525	3,674	213.7%
Amortization — Real Estate	1,154	1		4,034	4
Remove: (Gain)/Loss on Sale of Property	(134)	115	0.0%	(1,334)	(2,319)	-42.5%

Total Adjustments — Unconsolidated	5,135	1,394	268.4%	14,225	1,359	946.7%

Funds from Operations	$44,226	$47,339	-6.6%	$139,693	$125,617	11.2%

FFO per Share
Basic	$0.79	$0.93	-15.1%	$2.49	$2.70	-7.7%
Diluted	$0.79	$0.93	-15.1%	$2.47	$2.70	-8.5%

(1)	The Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeds the greater of their fair value or net book value as of the date the property is acquired by the Company’s taxable REIT subsidiary.
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
THIRD QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

	Three Months Ended			Nine Months Ended
(shares and units in 000s)	9/30/2006	9/30/2005		9/30/2006	9/30/2005
Basic
Shares	45,706	40,289	13.4%	45,372	35,837	26.6%
Operating Partnership Units (OP Units)	10,580	10,872	-2.7%	10,712	10,695	0.2%

Total Shares & OP Units	56,286	51,161	10.0%	56,084	46,532	20.5%

Dilutive Common Share Equivalents	—	—		486	—

Diluted (1)
Shares	45,706	40,289	13.4%	45,858	35,837	28.0%
Total Shares & OP Units	56,286	51,161	10.0%	56,570	46,532	21.6%

Notes:

(1)	For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

3Q06	- 3 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share data)
QUARTERLY SEGMENT DATA SUMMARY FOR THREE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

	Revenue			Expense			Net Operating Income (NOI)
	3Q06	3Q05	Change	3Q06	3Q05	Change	3Q06	3Q05	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$62,599	$60,728	3.1%	$24,626	$24,290	1.4%	$37,973	$36,438	4.2%
Non Same-Property	18,490	20,191	-8.4%	9,484	9,229	2.8%	9,006	10,962	-17.8%

Total Division	81,089	80,919	0.2%	34,110	33,519	1.8%	46,979	47,400	-0.9%

OFFICE PORTFOLIO

Same-Property (2)	22,072	21,456	2.9%	7,081	6,299	12.4%	14,991	15,157	-1.1%
Non Same-Property	19,663	12,851	53.0%	8,219	4,751	73.0%	11,444	8,100	41.3%

Total Division	41,735	34,307	21.7%	15,300	11,050	38.5%	26,435	23,257	13.7%

RETAIL PORTFOLIO

Same-Property (2)	18,810	18,033	4.3%	5,512	5,334	3.3%	13,298	12,699	4.7%
Non Same-Property	7,323	18,767	-61.0%	2,281	5,996	-62.0%	5,042	12,771	-60.5%

Total Division	26,133	36,800	-29.0%	7,793	11,330	-31.2%	18,340	25,470	-28.0%

TOTAL PORTFOLIO

Same-Property (2)	103,481	100,217	3.3%	37,219	35,923	3.6%	66,262	64,294	3.1%
Non Same-Property	45,476	51,809	-12.2%	19,984	19,976	0.0%	25,492	31,833	-19.9%

Total	$148,957	$152,026	-2.0%	$57,203	$55,899	2.3%	$91,754	$96,127	-4.5%

SEGMENT DATA SUMMARY FOR NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

		Revenue			Expense		Net Operating Income (NOI)
	2006	2005 (1)	Change	2006	2005 (1)	Change	2006	2005 (1)	Change
MULTIFAMILY PORTFOLIO

Same-Property (2)	$186,134	$179,318	3.8%	$72,294	$71,740	0.8%	$113,840	$107,578	5.8%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	50,354	51,993	-3.2%	23,894	23,470	1.8%	26,460	28,523	-7.2%

Total Division	236,488	199,441	18.6%	96,188	81,106	18.6%	140,300	118,335	18.6%

OFFICE PORTFOLIO

Same-Property (2)	64,652	62,534	3.4%	20,460	18,816	8.7%	44,192	43,718	1.1%
Non Same-Property	67,007	26,741	150.6%	25,752	9,415	173.5%	41,255	17,326	138.1%

Total Division	131,659	89,275	47.5%	46,212	28,231	63.7%	85,447	61,044	40.0%

RETAIL PORTFOLIO

Same-Property (2)	57,567	54,272	6.1%	16,210	15,594	4.0%	41,357	38,678	6.9%
Non Same-Property	23,745	68,059	-65.1%	6,837	21,547	-68.3%	16,908	46,512	-63.6%

Total Division	81,312	122,331	-33.5%	23,047	37,141	-37.9%	58,265	85,190	-31.6%

TOTAL PORTFOLIO

Same-Property (2)	308,353	296,124	4.1%	108,964	106,150	2.7%	199,389	189,974	5.0%
Cornerstone Properties (3)		(31,870)			(14,104)			(17,766)
Non Same-Property	141,106	146,793	-3.9%	56,483	54,432	3.8%	84,623	92,361	-8.4%

Total	$449,459	$411,047	9.3%	$165,447	$146,478	13.0%	$284,012	$264,569	7.3%

Notes on following page.

3Q06	- 4 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Segment Data
($ in 000s, except per share date)

Notes

(1)	The 2005 year-to-date same-property data includes Cornerstone properties that were not owned by the Company during Q105.

(2)	The 2005 same-property data reflects results of the 2006 same-property portfolio, as adjusted for dispositions during year and including straight-line rents.

(3)	In the 2005 year-to-date calculation, Cornerstone 1Q05 same-property results are deducted to arrive at 1Q05 Total Portfolio results due to the fact that the Cornerstone merger was not completed until April 1, 2005.
Revenue is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures. The Company believes Revenue (and other revenue measures aggregating segment data) is useful to investors as a meaningful indicator of property operating performance and current market conditions affecting the Company. Additionally, Revenue is an integral component in calculating Divisional NOI.
Expense is defined as real estate expenses, (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees), including unconsolidated partnerships and joint ventures. The Company believes Expense (and other expense measures aggregating segment data) is useful to investors as a meaningful indicator of property operating expenses. Additionally, Expense is an integral component in calculating Divisional NOI.
Net Operating Income (NOI) is defined as total property revenues, including our prorata share of unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees). The Company believes NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate NOI on a basis different than the Company. In addition, NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

3Q06	- 5 -	NYSE: CLP

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s, except per share data)
RECONCILIATION OF REVENUES

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Divisional Total Revenues
Multifamily	81,089	80,919	236,488	199,441
Office	41,735	34,307	131,659	89,275
Retail	26,133	36,800	81,312	122,331

Total Divisional Revenues	148,957	152,026	449,459	411,047

Less: Unconsolidated Revenues	(17,248)	(5,572)	(50,090)	(15,503)
Discontinued Operations	(8,814)	(22,157)	(31,699)	(75,617)
Construction Revenues	6,868	—	26,793	—
Unallocated Corporate Rev	4,805	3,331	13,505	10,483

Cons. Rev, adj -’05 Disc Ops	134,568	127,628	407,968	330,410

Add: Add’l Disc Ops Rev, post filing	—	9,119	—	25,582

Total Consol. Rev, per 10-Q / K	134,568	136,747	407,968	355,992

RECONCILIATION OF EXPENSES

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Divisional Total Expenses
Multifamily	34,110	33,519	96,188	81,106
Office	15,300	11,050	46,212	28,231
Retail	7,793	11,330	23,047	37,141

Total Divisional Expenses	57,203	55,899	165,447	146,478

Less: Unconsolidated Expense	(7,260)	(2,255)	(20,063)	(6,339)
Discontinued Operations	(4,094)	(9,502)	(14,190)	(29,383)
Other Expense	236	(39)	671	47

Total Property Operating Exp	46,085	44,103	131,865	110,803
Construction Expenses	6,653	—	25,680	—
General & Administrative Exp	12,588	9,993	34,869	26,962
Depreciation	35,976	33,608	109,030	86,447
Amortization	4,908	20,217	16,347	46,030

Cons. Exp, adj -’05 Disc Ops	106,210	107,921	317,792	270,242

Add: Add’l Disc Ops Exp,post filing	—	10,506	—	26,004

Total Consol. Exp, per 10-Q / K	106,210	118,427	317,792	296,246

RECONCILIATION OF NOI

	Three Months Ended		Nine Months Ended
	9/30/2006	9/30/2005	9/30/2006	9/30/2005
Divisional Total NOI
Multifamily	46,979	47,400	140,300	118,335
Office	26,435	23,257	85,447	61,044
Retail	18,340	25,470	58,265	85,190

Total Divisional NOI	91,754	96,127	284,012	264,569

Less: Unconsolidated NOI	(9,988)	(3,317)	(30,027)	(9,164)
Discontinued Operations	(4,720)	(12,655)	(17,509)	(46,234)
Unallocated Corporate Rev	4,805	3,331	13,505	10,483
Construction NOI	215	—	1,113	—
Other Expense	(236)	39	(672)	(47)
G&A Expenses	(12,588)	(9,993)	(34,869)	(26,962)
Depreciation	(35,976)	(33,608)	(109,030)	(86,447)
Amortization	(4,908)	(20,217)	(16,347)	(46,030)

Income from Operations	28,358	19,707	90,176	60,168
Total Other Income (Expense)	(30,755)	(25,569)	(54,855)	(78,672)

Income from Contin’g Ops (1)	(2,397)	(5,862)	35,321	(18,504)

Disc Ops	—	(1,387)	—	(422)
05 & 06 Disc Ops Other Inc(Exp)	—	2,151	—	2,908

Inc from Cont (1), per 10-Q / K	(2,397)	(5,098)	35,321	(16,018)

Quarterly NOI from Properties Not Stabilized in that Quarter
Properties in Lease-up or CIP	1,581	2,213	3,089	4,734
Acquisitions	807	1,339	1,920	3,824

Notes:

(1)	Income from Continuing Operations before extraordinary items, minority interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with FAS 144.

3Q06	- 6 -	NYSE: CLP